1UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2008

UNIVERSAL TRACKING SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada 0-131224 20-4028175

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

3317 S Higley Rd

Suite 114-475

Gilbert, AZ 85297

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (877) 279-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Dynamic Natural Resources, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On November 1, 2008, Keith Tench and Terrell Horne were elected to the Board of Directors of Universal Tracking Solutions, Inc. In addition, Mr. Tench was elected Chief Executive Officer and Mr. Horne was elected Chief Financial Officer of Universal Tracking Solutions, Inc.

Mr. Tench spent the past twelve years: working as president of a GPS company called Navicom GPS, a subsidiary of NowAuto Group, Inc. (OTCBB: NAUG)(from January 2005 to June 2006); one year as a global account executive at Alltel, and eight years as a global account executive at AT&T Wireless (where he was responsible for the advancement of Hewlett-Packard, Compaq Computers and Agilent Technologies). Mr. Tench coordinated a national team of over 80 representatives that provided sales implementations with remote national locations. His experience and knowledge of the industry are valuable assets to the Company’s wireless and GPS-based product line. Mr. Tench graduated from Sonoma State University with a bachelor of arts in communication and information studies. Mr. Tench is not party to any arrangement or understanding with any person pursuant to which Mr. Tench was selected as an officer; nor is Mr. Tench a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Horne brings approximately five years of experience in the GPS market place with an emphasis on finance. Mr. Horne is not party to any arrangement or understanding with any person pursuant to which Mr. Horne was selected as an officer; nor is Mr. Horne a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

1SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Universal Tracking Solutions, Inc
Dated: 11/21/2008	By: /s/ Keith Tench
Keith Tench Chief Executive Officer